UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, the board of directors of Portland General Electric Company (PGE or the Company) appointed Maria M. Pope as the Company’s Senior Vice President of Generation, Power Supply Operations and Resource Planning. The appointment is effective March 1, 2013. Ms. Pope, who is 48 years of age, has been an employee of PGE since January 2009 and has served as Senior Vice President of Finance, Chief Financial Officer and Treasurer from January 2009 to the present.

Prior to joining PGE, Ms. Pope served as Vice President and Chief Financial Officer for Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, since July 2007. Prior to joining Mentor Graphics, Ms. Pope was Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc, a pulp and wood products company, from December 2003 to April 2007.

Ms. Pope served as a member of PGE’s Board of Directors from January 2006 to December 2008. During her tenure on the PGE board, she served as a member of the Audit Committee and Finance Committee.

On February 20, 2013, the board of directors also appointed James F. Lobdell as the Company’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. The appointment is effective March 1, 2013. Mr. Lobdell, who is 54 years of age, will succeed Ms. Pope in that role. Mr. Lobdell will also serve as PGE’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.

Mr. Lobdell has been an employee of PGE for over 28 years. He has served as Vice President, Power Operations and Resource Strategy since August 2004. He has also had leadership roles in business development, internal audit, financial risk management and pricing.

The Compensation and Human Resources Committee of the Board of Directors has set Ms. Pope’s annual base compensation at $420,000 and Mr. Lobdell’s annual base compensation at $305,000, effective March 1, 2013. The Compensation and Human Resources Committee also determined that, for each of Ms. Pope and Mr. Lobdell, the target award amount for the annual cash incentive award for 2013 under the Company’s 2008 Annual Cash Incentive Master Plan for Executive Officers will be 55 percent. In addition, Ms. Pope and Mr. Lobdell will be eligible to receive restricted stock units and other awards under the Company’s long term incentive program. The long term incentive program for 2013 is expected to be approved by the Compensation and Human Resources Committee in the first quarter of 2013. Ms. Pope and Mr. Lobdell will also receive standard perquisites and benefits available to PGE executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	February 22, 2013	By:	/s/ James J. Piro
James J. Piro
President and Chief Executive Officer